REVOLVING NOTE

August 18, 2001	Maximum Loan Amount: $600,000

FOR VALUE RECEIVED, Richard P. Nespola (“Borrower”) promises to pay to the order of The Management Network Group, Inc., a Delaware corporation (“Lender”) at its offices at 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210, the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to that Line of Credit Agreement dated August 18, 2001 between Lender and Borrower (the “Loan Agreement”).  The Loan Agreement is incorporated by reference in this Note.  Capitalized terms used herein without definition shall have the meaning assigned in the Loan Agreement.  This is the Note referred to in the Loan Agreement.  The outstanding principal balance shall be payable in accordance with and in the manner described in the Loan Agreement.  Borrower promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date of each advance hereunder until payment in full.

Amounts borrowed by Borrower hereunder may be repaid and re-borrowed so long as the aggregate principal amount outstanding at any one time does not exceed the Maximum Loan Amount listed above.  The principal balance and all accrued interest hereunder may be prepaid by Borrower, in whole or in part, at any time without penalty.  Borrower’s obligation to pay principal, interest and other changes due under this Note is secured by a Stock Pledge Agreement of even date herewith executed by Borrower in favor of Lender, and by the Pledged Shares referred to in the Loan Agreement and Stock Pledge Agreement.

The occurrence of an Event of Default under the Loan Agreement shall constitute an event of default under this Note and shall entitle Lender to exercise all rights under the Loan Agreement, including declaring the principal balance and all accrued interest immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives, but subject in all events to Lender’s right and obligation to credit the value (determined in accordance with the Loan Agreement) of the Pledged Shares against the principal balance and accrued interest due under this Note.  Borrower shall be liable for any deficiency and shall be entitled to the return of any surplus Pledged Shares in the manner described in the Loan Agreement.  If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance and accrued interest, reasonable attorney’s fees and court costs.

Time is of the essence of this Note.  To the fullest extent permitted by applicable law, Borrower, for himself and his legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of this Note.  No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy, but subject in all events to the provisions of the Loan Agreement.  Borrower agrees that, without releasing or impairing Borrower’s liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of Kansas.

This Note is fully recourse.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date set forth above.

BORROWER

/s/ Richard P. Nespola
Richard P. Nespola